Exhibit No. 1
                              -------------

                         JOINT FILING AGREEMENT


         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Liquid Audio, Inc. and hereby affirm that this Amendment No. 1 to Schedule 13D is being filed on behalf of each of the undersigned.

Dated: July 30, 2002              JMB Capital Partners, L.P.
                                  By:  Smithwood Partners, LLC, General Partner



                                  By: /s/ Jonathan Brooks
                                      ------------------------------
                                  Name: Jonathan Brooks
                                  Title: Sole Member and Manager


Dated:  July 30, 2002             Smithwood Partners, LLC


                                  By: /s/ Jonathan Brooks
                                      ------------------------------
                                  Name: Jonathan Brooks
                                  Title:  Sole Member and Manager




Dated:  July 30, 2002


                                  By: /s/ Jonathan Brooks
                                      -------------------------------
                                  Name: Jonathan Brooks, individually